UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2007 (November 8, 2007)

First BancTrust Corporation
 (Exact name of registrant as specified in its charter)

Delaware	000-32535	37-1406661
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 South Central Avenue, Paris, IL	61944
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (217) 465-6381

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The board of directors of First BancTrust Corporation (the “Company”) amended Article III of the Company’s Bylaws (the “Bylaws”), effective as of November 8, 2007, to allow for the issuance of uncertificated shares. By being able to issue uncertificated shares, the Company may now participate in the Direct Registration System, which is currently administered by The Depository Trust Company. The Direct Registration System allows investors to have securities registered in their names without the issuance of physical certificates and allows investors to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates. The amendment to the Bylaws also provides that each registered stockholder shall be entitled to a stock certificate upon written request to the secretary of the Company.

The full text of Article III, as amended, is as follows:

ARTICLE III. CAPITAL STOCK

3.1 Uncertificated Stock; Certificates. Shares of stock of the Corporation may be certificated or uncertificated, as provided under the General Corporation Law of the State of Delaware. Notwithstanding the foregoing, every holder of stock in the Corporation upon written request to the secretary of the Corporation, shall be entitled to have a certificate, issued in numerical order, signed by the Chairman of the Board or the President, and the Secretary or the Treasurer, and may be sealed with the seal of the Corporation or facsimile thereof. The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the person were an officer on the date of issue. Each certificate of stock shall state:

(a)	that the Corporation is organized under the laws of the State of Delaware;

(b)	the name of the person to whom issued;

(c) the number and class of shares and the designation of the series, if any, which such certificate represents; and

(d) the par value of each share represented by such certificate, or a statement that such shares are without par value.

3.2 Transfers.

(a) Transfers of stock shall be made only upon the stock transfer books of the Corporation, kept at the registered office of the Corporation or at its principal place of business, or at the office of its transfer agent or registrar, and before a new certificate or substitute stock in uncertificated form is issued the old certificate shall be surrendered for cancellation. The Board of Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register, and to record transfers of shares therein.

(b) Transfers of uncertificated shares of stock shall be made on the books of the Corporation only by the holders thereof in person or by their duly authorized attorneys or legal representatives upon presentment of proper evidence of succession, assignation or authority to transfer in accordance with customary procedures for transferring shares in uncertificated form. Shares of certificated stock shall be transferred by delivery of the certificates therefore, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from the certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the holder of said certificate. No shares of certificated stock shall be transferred on the books of the Corporation until the outstanding certificates therefore have been surrendered to the Corporation.

(c) A written restriction on the transfer or registration of transfer of a certificate evidencing stock of the Corporation, if permitted by the GCL and noted conspicuously on such certificate, may be enforced against the holder of the restricted certificate or any successor or transferee of the holder, including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder.

3.3 Registered Owner. Registered stockholders shall be treated by the Corporation as the holders in fact of the stock standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Delaware.

3.4 Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock or substitute stock in uncertificated form in place of any certificate previously issued by it which is alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate, the issuance of such new certificate or substitute stock in uncertificated form.

3.5 Fractional Shares or Scrip. The Corporation may (a) issue fractions of a share which shall entitle the holder to exercise voting rights, to receive dividends thereon and to participate in any of the assets of the Corporation in the event of liquidation; (b) arrange for the disposition of fractional interest by those entitled thereto; (c) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such shares are determined; or (d) issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share.

3.6 Shares of Another Corporation. Shares owned by the Corporation in another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board of Directors may determine or, in the absence of such determination, by the President of the Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST BANCTRUST CORPORATION

Dated: November 13, 2007	/s/Terry J. Howard

Terry J. Howard President and Chief Executive Officer